EXHIBIT 99.1

                                                         Filed by Monadnock
                                                    Community Bancorp, Inc.
                                            (Commission File No. 000-50810)
                                             pursuant to Rule 14a-12 of the
                                        Securities and Exchange Act of 1934


                                PRESS RELEASE

Monadnock Community Bancorp, Inc.                     1.603.924.9654
1 Jaffrey Road                                        www.monadnockbank.com
Peterborough, NH 03458

For Additional Information Contact:
William M. Pierce, Jr., President     Karl F. Betz, Senior Vice President,
and Chief Executive Officer           Chief Financial Officer and Treasurer
(603) 924-9654                        (603) 924-9654


                            FOR IMMEDIATE RELEASE

                 MONADNOCK COMMUNITY BANCORP, INC. ANNOUNCES
                 ADOPTION OF PLAN TO CONVERT MUTUAL HOLDING
                            COMPANY TO STOCK FORM

      Peterborough, New Hampshire - (February 9, 2006) Monadnock Community Bancorp, Inc. (the "Company") announced that the Board of Directors of its mutual holding company, Monadnock Mutual Holding Company (the "Mutual Holding Company"), has adopted a plan to convert the Mutual Holding Company from the mutual to stock form of organization. The Mutual Holding Company is a federally chartered mutual holding company and owns approximately 55%, of the outstanding shares of common stock of the Company, which in turn owns 100% of the issued and outstanding shares of the capital stock of Monadnock Community Bank (the "Bank"). The Bank is headquartered in Peterborough,
New Hampshire and has a branch office in Winchendon, Massachusetts.

      Upon completion of the conversion of the Mutual Holding Company, shares of the Company's common stock held by the public will be exchanged for shares of a new holding company that, after the completion of the conversion, will be the Bank's new parent holding company. Additional shares of the new holding company, representing the ownership interest of the Mutual Holding Company, will be offered for sale to depositors of the Bank and to the public. The following persons and employee benefit plan have subscription rights to purchase shares of common stock of the new holding company in the following order of priority: (1) depositors of record as of December 31, 2004; (2) the Bank's employee stock ownership plan; (3) depositors of record as of the end of the calendar quarter preceding the commencement of the offering; and (4) depositors entitled to vote on the conversion proposal.

      The conversion is subject to approval of the Office of Thrift Supervision as well as the approval of the Mutual Holding Company's members and the Company's stockholders. Proxy materials setting forth information relating to the conversion and the offering will be sent to the members of the Mutual Holding Company and stockholders of the Company for their consideration. The offering will be made only by means of a prospectus in accordance with federal law and all applicable state securities laws; this press release shall not constitute an offer to sell or the solicitation of an offer to buy any securities. The conversion and the offering are expected to be completed in the third quarter of 2006.

      The Bank's normal business operations will continue without interruption during the conversion and offering process. The transaction will not affect the existing terms and conditions of deposit accounts and loans with the Bank. Deposit accounts will continue to be insured by the Federal Deposit Insurance Corporation to the fullest extent permitted by law.

      The proposed conversion will be submitted to stockholders of the Company for their consideration. A registration statement, a proxy statement and other relevant documents concerning the proposed transaction will be filed with the Securities and Exchange Commission (the "SEC") by the Company and its successor. Stockholders are urged to read the registration statement and the proxy statement when they become available and any other relevant documents filed with the SEC, as well as any amendments or supplements to those documents, because they will contain important information. You will be able to obtain a free copy of the proxy statement and the prospectus, as well as other filings containing information about the Company, at the SEC's Internet site (http://www.sec.gov).

      The Company and its directors and executive officers may be deemed to be participants in the solicitation of proxies from the stockholders of the Company in connection with the conversion. Information about the directors and executive officers of the Company and their ownership of common stock is set forth in the proxy statement, dated March 24, 2005, for the Company's annual meeting of stockholders held on May 12, 2005, as filed with the SEC on a Schedule 14A. Additional information regarding the interests of these participants may be obtained by reading the proxy statement and prospectus regarding the proposed conversion when it becomes available.

      Copies of the proxy statement and the prospectus can be obtained, when available and without charge, by directing a request to William M. Pierce, Jr., President and Chief Executive Officer, Monadnock Community Bancorp, Inc., 1 Jaffrey Road, Peterborough, New Hampshire, 03458, (603) 924-9654.

      This press release contains certain forward-looking statements, which are subject to risks and uncertainties. A number of factors could cause actual conditions, events or results to differ significantly from those described in the forward-looking statements. The Company's reports filed from time to time with the Securities and Exchange Commission, including the Company's Form 10-KSB for the year ended December 31, 2004, describe some of these factors. Forward-looking statements speak only as of the date they are made and the Company does not undertake to update forward-looking statements to reflect circumstances or events that occur after the date of the forward-looking statements or to reflect the occurrence of unanticipated events.

This press release is not an offer to sell or the solicitation of an offer to buy the common stock, which is made only pursuant to a prospectus, nor shall there be any sale of common stock in any state in which such offer, solicitation or sale would be unlawful before registration or qualification under the securities laws of any such state.